UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 29, 2025

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with David R. Melville, III

On October 29, 2025, Business First Bancshares, Inc. (“Business First”) and b1BANK (together with Business First, the “Company”) entered into an Amended and Restated Executive Employment Agreement with David R. Melville, III (the “Employment Agreement”), relating to Mr. Melville’s continued employment as Chairman, President and Chief Executive Officer of Business First and Chairman and Chief Executive Officer of b1BANK. The Employment Agreement amends, restates, supersedes, and replaces the prior Executive Employment Agreement (as amended), dated November 6, 2019, by and between b1BANK and Mr. Melville. A copy of the Employment Agreement is attached hereto as Exhibit 10.1. The following summary of the key provisions of the Employment Agreement is qualified by the full text of the Employment Agreement.

The Employment Agreement with Mr. Melville provides for an initial five-year term, and thereafter the Employment Agreement automatically renews for successive one-year terms unless either the Company or Mr. Melville gives written notice to the other party at least 90 days prior to the end of the term that the agreement will not be renewed. The Employment Agreement provides for Mr. Melville to receive a base salary of not less than $827,500, as well as for Mr. Melville’s participation in benefit plans and incentive bonus plans offered by the Company. Mr. Melville is also entitled to paid vacation, a vehicle allowance, a country club membership, and other customary welfare benefit plan benefits.

If Mr. Melville’s employment is terminated by the Company without cause (as defined in the Employment Agreement) during the term of the agreement or if Mr. Melville terminates his employment for good reason (as defined in the Employment Agreement), he will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits. In addition, if Mr. Melville’s employment is involuntarily terminated by the Company other than for cause or if he terminates his employment for good reason, in either case within three months prior to a change in control (as defined in the Employment Agreement) of the Company or within 24 months following such a change in control, Mr. Melville will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits, subject to certain limitations to avoid such payments being subject to excise tax under Section 280G and 4999 of the Internal Revenue Code of 1986, as amended.

During the two-year period following the expiration or termination of the Employment Agreement, Mr. Melville has agreed to certain non-solicitation and non-competition terms that inure to the benefit of the Company. The Employment Agreement also contains other customary covenants and conditions.

Change in Control Agreements with Messrs. Robertson, Vascocu, Mansfield, and Jordan

On October 29, 2025, the Company entered into Change in Control Agreements with each of Gregory Robertson, Norman Jerome Vascocu, Jr., Keith Mansfield, and Philip Jordan. The Change in Control Agreements replaced the prior change in control agreements to which Messrs. Robertson, Vascocu, Mansfield, and Jordan were a party. Copies of the change in control agreements are attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5. The following summary of the key provisions of the change in controls agreements are qualified by the full text of the agreements.

Each change in control agreement generally provides that, in the event the officer is terminated by the Company without cause (as defined in the change in control agreement), or if the officer terminates his employment for good reason (as defined in the change in control agreement), in either case during the period beginning three months before and ending 24 months after a change in control (as defined in the change in control agreement) of the Company, the officer would be due a one-time payment equal to two times (a) the officer’s then current base salary plus (b) the average incentive bonus compensation for the three previous years, plus certain continued benefits. The officers’ rights to such a payment upon a change in control is subject to his compliance, during the two-year period following such change in control, with certain non-solicitation and non-competition terms that inure to the benefit of the Company. In the event the officer is terminated outside of the prescribed period, or if he is terminated with cause or terminates his employment without good reason during the prescribed period, the officer would not be entitled to such payment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Executive Employment Agreement, dated October 29, 2025, by and between Business First Bancshares, Inc., b1BANK, and David R. Melville, III.

10.2	Change in Control Agreement, dated October 29, 2025, by and between Business First Bancshares, Inc., b1BANK, and Gregory Robertson.

10.3	Change in Control Agreement, dated October 29, 2025, by and between Business First Bancshares, Inc., b1BANK, and Norman Jerome Vascocu, Jr.

10.4	Change in Control Agreement, dated October 29, 2025, by and between Business First Bancshares, Inc., b1BANK, and Keith Mansfield.

10.5	Change in Control Agreement, dated October 29, 2025, by and between Business First Bancshares, Inc., b1BANK, and Philip Jordan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 4, 2025

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer